Exhibit 10(bb)

                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT
                                       OF
                             RICHARD H. IRVING, III


          THIS AMENDMENT No. 2 made and entered into as of the 19th day of August, 2002 by and between BLOUNT INTERNATIONAL, INC. (the "Company") and RICHARD H. IRVING, III ("Executive");

                              W I T N E S S E T H:

          WHEREAS, the Company and Executive entered into an Employment Agreement, dated as of April 18, 1999, which Agreement became effective on August 19, 1999, and which Agreement has previously been amended as of February 14, 2002 (the Agreement as amended is hereinafter referred to as the "Employment Agreement"); and

          WHEREAS, the parties now desire to amend the Employment Agreement to provide for Executive's relocation to Portland, Oregon and to reflect certain changes in Executive's compensation and benefits as hereinafter provided;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and in the Employment Agreement, the parties hereby agree to amend the Employment Agreement as follows:

                                       1.

          Section 2(a) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

                    "(a) Subject to the terms and conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment, as Senior Vice President, General Counsel and Secretary of the Company and shall have such responsibilities, duties and authority that are consistent with such position as may from time to time be assigned to Executive by the Board. Executive hereby agrees that during the Term of this Agreement he will devote substantially all his working time, attention and energies to the diligent performance of his duties as Senior Vice President, General Counsel and Secretary of the Company. With the consent of the Board of Directors, the Executive may serve as a director on the boards of directors or trustees of additional companies and organizations."

                                       2.

          Section 3(a) is hereby amended by adding the following at the end of the first sentence of the present section:

          "; commencing August 15, 2002, Executive's Base Salary shall be Three Hundred Thousand Dollars ($300,000.00), prorated for any partial year of employment."


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                                       3.

          Section 3(b) is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

          "Executive shall be eligible to participate in the Executive Management Annual Incentive Plan and such other annual incentive plans as may be established by the Company from time to time for its executive officers. The Board, a committee of the Board, or the Chief Executive Officer will establish goals each year under the incentive plans, and Executive's annual Target Bonus shall be 50% of Base Salary; the maximum award for exceeding the performance goals (which will be determined in accordance with the current plan design) shall be 100% of Base Salary. For the Company's fiscal years ending December 31, 2002 and 2003 and for each fiscal year ending thereafter unless Executive and the Company mutually agree otherwise, Executive's annual bonus shall be calculated on the same basis as executives of the Company's Oregon Cutting Systems Division (i.e., Executive's bonus will be calculated based upon Oregon Cutting Systems Division's attainment of goals and will not be decreased because of the performance of the other operating units). The annual incentive bonus payable under this subsection (b) shall be payable as a lump sum at the time bonuses are paid to other senior executives after certification by the Compensation Committee of the Board that the applicable performance objectives have been met, unless Executive elects to defer all or a portion of such amount pursuant to any deferral plan established by the Company for such purpose."

                                       4.

          Section 3(d) is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

          "(d) SERP AND INDIVIDUAL SERP - On or about August 15, 2002, Executive shall be paid in a lump sum a 100% vested benefit under the Blount, Inc., and Subsidiaries Supplemental Retirement Benefit Plan ("SERP") and the Blount International, Inc. Supplemental Executive Retirement Plan for Richard H. Irving, III ("Individual SERP"). As of August 1, 2002, Executive shall be treated under the SERP and the Individual SERP as if his employment had terminated, as if he had earned two (2) additional years of benefit service, and as if he were two (2) years older. Executive shall be paid his benefits under the SERP and the Individual SERP in a lump sum in the following amounts: SERP - $194,077.23; Individual SERP $310,374.00, for a total payment of $504,451.23. The lump sum payments to Executive shall be made on August 15, 2002, or as soon as possible thereafter, but in no event after August 31, 2002. Following the making of such payments, the Company shall have no further obligations to Executive in respect of the SERP or the Individual SERP, except that commencing August 1, 2004, Executive shall again be eligible to participate in the SERP. When Executive recommences

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          participation in the SERP, any benefit to which Executive thereafter becomes entitled under the SERP will be calculated using his total years of benefit service and will be reduced in an equitable manner by the SERP benefit (but not the Individual SERP benefit) previously paid to Executive pursuant to this Section 3(d)."

                                       5.

          Section 3(e) is hereby amended by adding a new sentence to the end of such section as follows:

          "Except as provided in Section 3(d) with respect to the SERP, Executive shall continue to participate in, or receive benefits under, each "employee benefit plan" (as defined in Section 3(3) of ERISA) or employee benefit arrangement in which Executive was participating on July 31, 2002, including, without, limitation, plans providing retirement, 401(k) benefits, deferred compensation, health care (including Exec-U-Care), life insurance, disability, and similar benefits; and Executive shall be entitled to participate in, or receive benefits under, any such plans or arrangements made generally available by the Company to its executive officers."

                                       6.

          Section 3(f) is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

          "(f) The Company will reimburse Executive for membership dues and assessments at recreational and social clubs in Montgomery, Alabama for the period prior to December 31, 2002, if submitted to and approved by the Chief Executive Officer of the Company. Executive will be provided an automobile in accordance with the Company's automobile policy for executives, and the Company will pay all insurance, maintenance, fuel, oil and related operational expenses for such automobile. Executive will be entitled to four weeks vacation during 2002, which amount will be subject to increase during the Term in accordance with Company policy. Executive will be provided an annual physical examination and a financial/tax consultant for personal financial and tax planning. Executive will be promptly reimbursed by the Company for all reasonable business expenses he incurs in carrying out his duties and responsibilities under this Agreement."

                                       7.

          Section 3 is hereby amended by adding a new Section 3(i) as follows:

          "(i) Executive has agreed to relocate to the Portland, Oregon area on or about August 19, 2002. Executive will be reimbursed for all expenses associated with the relocation of Executive and his family to Portland, Oregon and will be entitled to full relocation benefits in accordance with the Company's executive moving policy. In addition, Executive will be paid a tax gross-up amount by the Company to cover

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          any additional federal or state income taxes he incurs as a result of the payment or reimbursement of such moving expenses."

                                       8.

          Section 5.1(c) is hereby amended by adding the following to the end of the present section:

                    "Executive and his dependents shall be eligible to receive coverage under the Company's retiree healthcare program commencing at the end of the Severance Period. The level of coverage and costs under the retiree healthcare program for Executive and his dependents will be the same coverage and costs provided under the Company's retiree healthcare program on Executive's Date of Termination and such retiree healthcare coverage shall be 100% vested and shall not be terminated in the future (regardless of any termination of such coverage that may occur that affects other executives). The Executive's retiree healthcare program shall terminate upon the later of: (i) the death of the Executive and (ii) the death of his spouse.

                                       9.

          Section 5.1(d) is hereby amended by adding the following after the second sentence of such section:

          "With respect to the SERP, if Executive's employment is terminated before August 1, 2004, Executive's participation in the SERP shall be deemed to commence August 1, 2004 and to continue for the remainder of the Severance Period."

                                       10.

          Section 5.1(f) is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

          "(f) SERP. On his date of termination, Executive shall be treated for purposes of determining his benefit under the SERP as if he had earned additional years of benefit service equal to the length of the Severance Period (or, if shorter, the length of time from Executive's recommencement of participation in the SERP on August 1, 2004 to the end of the Severance Period), and as if he had attained the age he would be at the end of the Severance Period."

                                       11.

             Sections 6.7(i), (ii) and (iii) are hereby amended by deleting such sections in their entirety and substituting the following in lieu thereof:

          "(i) the assignment to Executive of any duties inconsistent with Executive's status as Senior Vice President, General Counsel and Secretary of the Company, or a substantial

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          adverse alteration in the nature or status of Executive's
          responsibilities from those on the date hereof;

          (ii) except as otherwise provided for in Section 3(a), a reduction in Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time;

         (iii) the relocation of the Company's principal executive offices to a location more than fifty (50) miles from Portland, Oregon, or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices, except for reasonably required travel on the Company's business."

                                       12.

          This Amendment No. 2 to the Employment Agreement shall be effective on August 15, 2002, except where otherwise noted. Except as hereby modified, the Employment Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the day and year first written above.

                                            BLOUNT INTERNATIONAL, INC.


                                            By:
                                               ---------------------------------

                                            EXECUTIVE


                                            ------------------------------------
                                            Richard H. Irving, III


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